UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

NB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-41899	93-2560883
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)	Identification No.)

1063 Great Plain Avenue, Needham, Massachusetts	02492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 444-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	NBBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of NB Bancorp, Inc. (the “Company”) was held on April 23, 2025. The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected to serve as directors of the Company, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Susan Elliott	24,690,897	644,914	7,375,371
Christopher Lynch	24,615,055	720,756	7,375,371
Kenneth Montgomery	24,734,364	601,447	7,375,371
Francis Orfanello	24,664,130	671,681	7,375,371

2.	The NB Bancorp, Inc. 2025 Equity Incentive Plan was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes

24,020,436	983,457	331,918	7,375,371

3.	The appointment of Elliott Davis, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes

32,045,841	240,486	424,855	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NB BANCORP, INC.

DATE: April 24, 2025	By:	/s/ Jean-Pierre Lapointe
Jean-Pierre Lapointe Executive Vice President and Chief Financial Officer